UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) July 12, 2007 (June 29, 2007)


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-23485                    98-0177646
          ------                     -------                    ----------
(State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)              File Number)              Identification No.)


                             NO. 201 GUANGYUAN ROAD,
                 DISTRICT C INVESTMENT PIONEERING PARK JIANGBEI,
                              NINGBO, CHINA 315033
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code 86-574-56169308
                                                          ---------------


               ---------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

THE ACQUISITION

         On January 16, 2007, Dragon International Group Corp., a Nevada corporation ("Dragon Nevada") entered into an agreement (the "First Agreement") whereby it agreed to purchase fifty-one (51%) percent of the issued and outstanding common stock (the "Common Stock") of Wellton International Fiber Corp., a corporation organized under the laws of the British Virgin Islands (the "Company" or "Wellton"). This transaction is hereafter referred to as the "Acquisition".

         Under the First Agreement, as consideration for fifty-one (51%) percent of Wellton, Dragon Nevada agreed to pay a purchase price (the "Purchase Price") equal to fifty-one (51%) percent of the value of the audited net tangible assets of Wellton, as stated on the audited financial statements of Wellton as of December 31, 2006, but in no case greater than $1,500,000 in the aggregate.

         On June 29, 2007, the parties to the First Agreement executed an agreement on substantially the same terms as the First Agreement (the " Final Agreement"), which served to finalize the terms of the transaction. Under the Final Agreement, Dragon Nevada will acquire 51% of Wellton in exchange for 51% of the value of the net tangible assets of Wellton as stated on the Unaudited financial statements as of March 31, 2007. On June 29, 2007 the Acquisition closed; Dragon Nevada acquired 51% of the issued and outstanding common stock of Wellton in exchange for an aggregate of 8,186,029 shares of common stock, valued at $573,022 in the aggregate ("Consideration Stock").

         The Purchase Price for the Acquisition was paid in the form of unregistered shares of common stock of Dragon Nevada (the "Consideration Stock"). There are no registration rights attached to the shares of Consideration Stock issued in the Acquisition. Dragon Nevada relied upon the exemption from registration afforded by Section 4(2) promulgated under the Securities Act of 1933, as amended, in its issuance of the Consideration Stock. The Purchase Price was determined based on arm's length negotiations and no finder's fees or commissions of any kind were paid to any party connection with the Acquisition. The number of shares of Consideration Stock was computed by dividing the aggregate Purchase Price by the closing price of Dragon Nevada's common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007, which was $.07 per share. 8,186,029 shares of common stock are to be delivered at the closing date.

         The net tangible assets of Wellton, as stated on its audited financial statements as of December 31, 2006 were $2,417,232. Wellton reported net revenues of $18,506,373 and $21,429,171 for the twelve months ended December 31, 2006 and 2005, respectively, and net income of $124,859 and $411,304, respectively, for those periods. The net tangible assets of Wellton as of March 31, 2007 were $1,123,572. Wellton reported net revenues of $6,710,215 for the three months ended March 31, 2007 and net income of $206,340 for that period. The financial statements of Wellton are attached as exhibits to this Current Report on Form 8-K.

         Dragon Nevada accounted for the Acquisition using the purchase method of accounting, in accordance with SFAS No. 141, Business Combinations.

         Following the closing, York Smooth, Ltd., a limited liability company organized under the laws of China, retains a 49% equity interest in Wellton.

         Dragon Nevada has summarized the terms of certain of the agreements referenced in this Current Report on Form 8-K. You are urged to consult the actual agreements, attached as exhibits hereto.

DRAGON NEVADA

         Dragon Nevada is a holding company with interests in subsidiaries operating in China. The operations of Dragon Nevada are conducted solely through its subsidiaries located in China. Dragon Nevada is a manufacturer and distributor of a variety of paper products and packaging materials. The main consumers of Dragon Nevada's products are packaging companies for the tobacco industry, cosmetics industry, pharmaceutical industry, as well as the wine and spirits, and the beverage industry. Its products are used both as a finished product and as well as a raw material to manufacture a variety of paper products and packaging materials.

         Although Dragon Nevada operates various subsidiaries, it identifies its products under one product segment. The entities operated by Dragon Nevada combine their resources to support the manufacture and distribution of paper and pulp related products.

WELLTON INTERNATIONAL FIBER CORP.

         Background

         Wellton was formed in February 2002 under the laws of the British Virgin Islands. Prior to the Acquisition, Wellton was a wholly owned subsidiary of York Smooth, Ltd., a Chinese limited liability company.

         Wellton operates as an agent of pulp and related paper products. Revenues are derived solely from operations within China, where it acts as an agent and supplier for two categories of goods: paper pulp and waste paper. Wellton currently has one employee, Kung Ming Kuo. Mr. Kuo acts as general manager of Wellton, supervising the operation of third party vendors for sales and administration.

         Woodland Paper Agency Co., Ltd.

         Wellton utilizes the services of independent third parties to help conduct its business operations in China. Wellton utilizes Woodland Paper Agency Co., Ltd. ("Woodland") for administrative functions such as invoicing, collections, letters of credit and logistics. Wellton pays a fixed fee of $10,000 per month as agency fees ($120,000 per year), as well as a management fee of $8,000 per year, to Woodland. Although Wellton has utilized the services of Woodland since 2002, there is no formal written agreement between Wellton and Woodland. Woodland does not have an exclusive arrangement with Wellton. Wellton can utilize alternative sources to provide the services Woodland currently provides. Management of Wellton currently believes that such services could be obtained without material disruption to the business or operations of Wellton.

         WeiDeng Shanghai Paper Agency Co., Ltd.

         Wellton also utilizes the services of WeiDeng Shanghai Paper Agency Co., Ltd. ("WeiDeng") for sales-related efforts. WeiDeng acts as a sales agent for pulp and related paper products in China. WeiDeng also acts as the primary sales agent for Wellton. Wellton pays WeiDeng a fixed sales agency fee of

$240,000 per year. Although they have employed the services of WeiDeng since 2002, there is no formal written agreement between Wellton and WeiDeng. WeiDeng is not the exclusive sales agent for Wellton. Wellton can utilize the services of alternative sources as sales agents. Management of Wellton currently believes that such services could be obtained without material disruption to the business or operations of Wellton.

         Customers

         The primary customers of Wellton are manufacturers of paper and related products. Ordinarily Wellton customers will utilize its services to purchase both paper pulp and waste paper. Wellton services what its management believes to be a diverse customer base; no customer represents more than 10% of the revenues for Wellton.

         Products

         Wellton primarily distributes two products, paper pulp and waste paper. The majority of Wellton customers purchase both products using the services of Wellton. Paper pulp and waste paper are raw materials used to manufacture paper related products such as packaging products, office paper and other paper related products.

         Property

         Wellton neither owns nor leases any property. Its operations are conducted through the offices of Woodland and WeiDeng, under the arrangements summarized above.

         Competition

         Wellton faces intense competition. The paper pulp and waste paper industries in China and worldwide are highly competitive, and no single company dominates either industry. Management of Wellton believe that the primary competitive factors in the paper pulp and waste paper industries are price, quality, service and established relationships with customers.

         Wellton has competitors, such as :

                  America Chung Nan, Inc.
                  Paccess, Inc.

         Suppliers

         Wellton utilizes the services of various suppliers of both paper pulp and waste paper. Most suppliers offer both paper pulp and waste paper. Due to the commodity-like nature of paper pulp and waste paper products, Wellton does not enter into long term contracts with its suppliers. It maintains flexibility by utilizing a purchase order system. Management of Wellton believes that at the present time there is an ample supply of pulp and related paper products available in the market.

         Some of our major suppliers, each of which Wellton has utilized since inception, currently include such as:

                  Pacific Rim International Corp. (Japan)
                  Jop Corp. (Japan)
                  International Paper Company (USA)
                  IFP (U.K./ USA)

         Sales

         Wellton has developed what management believes are stable relationships with both suppliers and customers. Due to the commodity-like nature of paper pulp and waste paper products, Wellton does not enter into long term contracts with its customers. It maintains flexibility by utilizing a purchase order system. Mr. Kuo maintains relationships with both customers and suppliers of Wellton. He communicates with suppliers to obtain current pricing and supply information of various pulp and paper products. Mr. Kuo then communicates price and supply updates to customers and salespeople at WeiDeng. These salespeople then communicate the market prices to their customers on a periodic basis.

         Typically customers will transmit a purchase order directly to WeiDeng. Once received, WeiDeng will transmit the purchase order to the supplier and inform Woodland of the purchase order. The purchase order stipulates the quantity, price and payment terms. Woodland will process the letters of credit, the most common method of payment, and monitor the logistics of the shipment delivery, invoice and collections.

         Once the purchase order is routed to the supplier, Wellton will pay the supplier within thirty (30) days of the notice that the goods have been shipped. Materials are shipped under the care of Wellton to the nearest port designated by the customer. Wellton does not take possession of goods; third parties transport the goods directly from the suppliers to customers of Wellton. Wellton charges a sales commission of between 3% and 5% on every order.

         Management

         Mr. Kung Ming Kuo, general manager and sole employee of Wellton, joined Wellton International Fiber Corp at inception. Prior to joining Wellton, Mr. Kuo was employed by Pacific Millennium Paper Company. Mr. Kuo has 20 years of experience in the paper and pulp industry. Mr. Kuo graduated from Taiwan Marine & Oceanic University in June 1974.

         On December 31, 2006 Mr. Kuo entered into an employment agreement with Wellton International Fiber Corp. The agreement, which is included as an exhibit to this Current Report on Form 8-K, stipulates that Mr. Kuo will serve as General Manager of Wellton International Fiber from December 31, 2006 through December 31, 2010. Mr. Kuo will be compensated with an annual salary of $210,000 per year for his services.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         (i) Audited financial statements of Wellton International Fiber Corp. for the fiscal years ended December 31, 2006 and 2005, and

(b) PRO FORMA FINANCIAL INFORMATION.

         (i) Pro forma statement of operations (unaudited) for the year ended June 30, 2006

         (ii) Pro forma consolidated balance sheet (unaudited) at March 31, 2007

         (iii) Pro forma statement of operations (unaudited) for the nine months ended March 31, 2007

(d) EXHIBITS

10.1 Stock Purchase Agreement between Dragon International Group Corp. and Wellton International Fiber Corp. dated as of January 16, 2007. (1)

10.2 Stock Purchase Agreement between Dragon International Group Corp. and Wellton International Fiber Corp. dated as of June 29, 2007.

10.3 Employment agreement between Wellton International Fiber Corp., and Kung Ming Kuo
_________
(1) Incorporated by reference to the Current Report on Form 8-K filed on January 19, 2007.

         This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to Dragon Nevada and its subsidiaries' plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of Dragon Nevada and its subsidiaries' management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the control of Dragon Nevada or its subsidiaries').

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DRAGON INTERNATIONAL GROUP CORP.

Date:  July 12, 2007                    By: /s/ David Wu
                                            ------------
                                            David Wu
                                            Chief Executive Officer

                     WELLTON INTERNATIONAL FIBER CORPORATION

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                     WELLTON INTERNATIONAL FIBER CORPORATION


                                    CONTENTS


Report of Independent Registered Public Accounting Firm ......  F-3

Financial Statements:

         Balance Sheets ......................................  F-4

         Statements of Operations ............................  F-5

         Statement of Members' Equity ........................  F-6

         Statements of Cash Flows ............................  F-7

         Notes to Financial Statements .......................  F-8 to F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Members and Directors
Wellton International Fiber Corporation

We have audited the accompanying balance sheets of Wellton International Fiber Corporation as of December 31, 2006 and 2005, and the related statements of operations, members' equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellton International Fiber Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.


/s/ Sherb & Co., LLP
--------------------
Certified Public Accountants
Boca Raton, Florida
April 25, 2007

                           WELLTON INTERNATIONAL FIBER CORPORATION
                                        BALANCE SHEETS

                                                           December 31,
                                                    -------------------------      March 31,
                                                       2006           2005           2007
                                                    ----------     ----------     ----------
                                                                                  (unaudited)
                                            ASSETS

CURRENT ASSETS:
  Cash ........................................     $  193,463     $  253,098     $  114,035
  Accounts receivable .........................      4,452,560      4,881,706      4,797,064
                                                    ----------     ----------     ----------
    Total Current Assets ......................     $4,646,023     $5,134,804     $4,911,099
                                                    ==========     ==========     ==========


                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ............................     $  987,793     $  712,957     $  832,399
  Accrued expenses ............................              -        900,000        112,500
  Shareholder loan payable ....................         49,998         99,974         49,998
  Dividend payable ............................              -              -      1,500,000
  Income tax payable ..........................      1,191,000      1,129,500      1,292,630
                                                    ----------     ----------     ----------
    Total Current Liabilities .................      2,228,791      2,842,431      3,787,527
                                                    ----------     ----------     ----------

SHAREHOLDERS'  EQUITY:
  Share capital, $1.00 par value, 50,000 shares
   authorized, 2 issued and outstanding .......              2              2              2
  Retained earnings ...........................      2,417,230      2,292,371      1,123,570
                                                    ----------     ----------     ----------
    Total Shareholders' Equity ................      2,417,232      2,292,373      1,123,570
                                                    ----------     ----------     ----------

                                                    $4,646,023     $5,134,804     $4,911,099
                                                    ==========     ==========     ==========

                              See notes to financial statements.

                                              F-4

                     WELLTON INTERNATIONAL FIBER CORPORATION
                            STATEMENTS OF OPERATIONS


                                      For the Year Ended           Three Months
                                          December 31,                Ended
                                 -----------------------------       March 31,
                                     2006             2005             2007
                                 ------------     ------------     ------------
                                                                    (unaudited)

NET REVENUES ................    $ 18,506,373     $ 21,429,171     $  6,710,215
COST OF SALES ...............      17,395,624       20,056,853        6,170,427
                                 ------------     ------------     ------------
GROSS PROFIT ................       1,110,749        1,372,318          539,788
                                 ------------     ------------     ------------

OPERATING EXPENSES:
  Selling expenses ..........         376,842          399,468          129,643
  General and administrative          794,248          451,908          112,021
                                 ------------     ------------     ------------
    Total Operating Expenses        1,171,090          851,376          241,664
                                 ------------     ------------     ------------

INCOME FROM OPERATIONS ......         (60,341)         520,942          298,124
                                 ------------     ------------     ------------

OTHER INCOME:
  Other income ..............         240,877           92,262            9,833
  Interest income ...........           5,823            1,100               13
                                 ------------     ------------     ------------
    Total Other Income ......         246,700           93,362            9,846
                                 ------------     ------------     ------------

INCOME BEFORE TAXES .........         186,359          614,304          307,970

  Provision for income taxes          (61,500)        (203,000)        (101,630)
                                 ------------     ------------     ------------

NET INCOME ..................    $    124,859     $    411,304     $    206,340
                                 ============     ============     ============

                       See notes to financial statements.

                          WELLTON INTERNATIONAL FIBER CORPORATION
                             STATEMENT OF SHAREHOLDERS' EQUITY

                                          Share Capital                           Total
                                        -----------------       Retained      Shareholders'
                                        Shares     Amount       Earnings         Equity
                                        ------     ------     -----------     ------------
Balance, December 31, 2004 ........          2     $    2     $ 1,881,067     $ 1,881,069

  Net income ......................          -          -         411,304         411,304
                                        ------     ------     -----------     -----------

Balance, December 31, 2005 ........          2          2       2,292,371       2,292,373

  Net income ......................          -          -         124,859         124,859
                                        ------     ------     -----------     -----------

Balance, December 31, 2006 ........          2          2       2,417,230       2,417,232

  Dividend declared ...............          -          -      (1,500,000)     (1,500,000)
  Net income (unaudited) ..........          -          -         206,340         206,340
                                        ------     ------     -----------     -----------

Balance, March 31, 2007 (unaudited)          2     $    2     $ 1,123,570     $ 1,123,572
                                        ======     ======     ===========     ===========

                             See notes to financial statements.

                                            F-6

                             WELLTON INTERNATIONAL FIBER CORPORATION
                                     STATEMENTS OF CASH FLOWS

                                                           For the Year Ended        Three Months
                                                              December 31,              Ended
                                                        ------------------------       March 31,
                                                           2006          2005            2007
                                                        ---------      ---------     ------------
                                                                                     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ......................................     $ 124,859      $ 411,304      $ 206,340
  Changes in assets and liabilities:
    Accounts receivable ...........................       429,146       (449,731)      (344,504)
    Accounts payable ..............................       274,836       (571,203)      (155,394)
    Accrued expenses ..............................      (900,000)       450,000        112,500
    Income tax payable ............................        61,500        203,000        101,630
                                                        ---------      ---------      ---------
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES        (9,659)        43,370        (79,428)
                                                        ---------      ---------      ---------

CASH PROVIDED BY FINANCING ACTIVITIES:
  Advances to shareholders ........................       (49,976)       (42,854)             -
                                                        ---------      ---------      ---------

NET INCREASE IN CASH ..............................       (59,635)           516        (79,428)

CASH - beginning of year (period) .................       253,098        252,582        193,463
                                                        ---------      ---------      ---------

CASH - end of year (period) .......................     $ 193,463      $ 253,098      $ 114,035
                                                        =========      =========      =========

                                See notes to financial statements.

                                                F-7

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

THE COMPANY

Wellton International Fiber Corp. ("Wellton", the "Company", or "WIF") was formed on February 2002 as a company organized under the laws of the British Virgin Islands, ("BVI"). Wellton was formed as a wholly owned subsidiary of York Smooth, Ltd, a Chinese limited liability company.

Wellton operates as an agent of pulp and related paper products. Wellton revenues are derived from sales to customers located in the Peoples Republic of China (the "PRC"). The Company acts as an agent and supplier for two categories of goods: raw paper pulp and waste paper.

Wellton utilizes the services of third parties to conduct its business operations in China. Wellton utilizes Woodland Paper Agency Co., Ltd. ("Woodland"), a Hong Kong based company, for administrative functions such as invoicing, collections, letter of credits, and logistics. Wellton utilizes the services of WeiDeng Shanghai Paper Agency Co., Ltd. (WeiDeng"), a company based in the PRC, for sales related efforts. Wellton monitors the performance of both Woodland and WeiDeng.

PRODUCTS

Wellton primarily distributes two products; paper pulp and waste paper. The majority of Wellton customers purchase both products using the services of Wellton. Raw pulp and waste paper are raw materials used to manufacture paper related products such as packaging products, office paper and other paper related products.

OPERATIONS

Typically customers will transmit a purchase order directly to WeiDeng. Once received, WeiDeng will transmit the purchase order to the supplier and inform Woodland of the purchase order. The purchase order stipulates the quantity, price and payment terms. In most cases Wellton receives a letter of credit from the customers, however they occasionally utilize telegraphic transfer (T/T"), document against payment ("D/P"), and documents against acceptance ("D/A") at the time the order is placed with WeiDeng. Woodland will process the letter of credit and monitor the logistics of the shipment delivery, invoice and collections.

Once the purchase order is routed to the supplier, Wellton will pay the supplier via T/T telegraphic transfer within thirty (30) days notice that the goods have been shipped. Materials are shipped under the care of Wellton to the nearest port as designated by the customer. Wellton is the primary obligor, assumes general inventory risk, establishes their prices, and selects suppliers for fulfillment of their sales orders; third party suppliers transport the goods directly to customers of Wellton.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OPERATIONS (CONTINUED)

Wellton receives all their merchandise on a C&F (Cost and Freight) or CIF (Cost, Insurance and Freight), port of discharge basis. Under both these conditions the seller pay for cost, freight, and in the case of CIF, the insurance for products shipped. In both instances the seller bears the risk of loss or damage until it passes the ships rail at the port of loading. Title to merchandise transfers at the port of destination. Once merchandise reaches the point of destination, customers of Wellton are responsible for further transportation of their merchandise.

UNAUDITED FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim period is unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements include the accounts of Wellton. These financial statements should be read in conjunction with the financial statements for the years ended December 31, 2006 and 2005, and notes thereto, contained in this financial statement. The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results for the full year ending December 31, 2007.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates for the years ended December 31, 2006 and 2005 include provisions made for sales and the related allowance for doubtful accounts, and provisions provided for corporate taxes and employer related taxes.

BASIS OF FINANCIAL STATEMENTS

Wellton International Fiber Corporation maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America. These adjustments are immaterial.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Wellton classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable consists primarily of amounts due to Wellton from normal business activities. Wellton maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2006 and 2005, Wellton recorded accounts receivable of $4,452,560 and $4,881,706 respectively. As of December 31, 2006 and 2005 Wellton has not recorded an allowance for doubtful accounts.

INVENTORY

Wellton does not have any inventory as of December 31, 2006 and 2005. However, Wellton does assume the risk of loss upon receipt of goods from their suppliers at the port of destination. Inventory is accounted for at the lower of cost, determined by the first in, first out method, or market.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

REVENUE RECOGNITION

Wellton follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured. The following policies reflect specific criteria for the various revenues streams of Wellton:
Wellton revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCIES

The functional and reposting currency of Wellton is the U.S. dollar. Transactions and balances in other currencies are converted into US dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translations," and are included in determining net income or loss. For foreign operations with local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the date those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss or gain.

The reporting currency is the U.S. dollar. The functional currency of Wellton is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of Wellton are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar. On July 21, 2005, the central government of China allowed the Chinese dollar or RMB to fluctuate, ending its decade-old policy of valuation pegged to the U.S. dollar. The new RMB rate reflects an approximately 2% increase in value against the U.S. dollar. Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. Wellton does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

INCOME TAXES

Wellton accounts for income tax under the provisions of SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of assets and liabilities and for loss and credit carryforward. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. In addition, Wellton is required to record all deferred tax assets, including future tax benefits of capital losses carried forward, and to record a "valuation allowance" for any deferred tax assets where it is more likely than not that the asset will not be realized.

As Wellton is a company organized under the laws of the BVI, the management is of the opinion that they are not subject to corporate income taxes. In addition, Wellton does not have a physical domicile presence. However, due to all revenue being derived in the PRC, Wellton has provided for a provision of PRC Corporate taxes to the extent that management has determined their potential PRC tax liability to be. For the years ended December 31, 2006 and 2005, Wellton has recorded income tax provisions of $61,500 and $203,000, respectively. As of December 31, 2006, Wellton has accrued $1,191,000 in income taxes payable until such time as it can determine their ultimate status in the PRC.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

Wellton uses Statement of Financial Accounting Standards No. 130 (SFAS130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members' equity and distributions to members. For Wellton, comprehensive income for the year ended December 31, 2006 and 2005 included net income and foreign currency translation adjustments.

NOTE 2 - OPERATING RISK

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially expose Wellton to concentration of credit risk consist primarily of cash. Wellton places its cash with financial institutions with high-credit ratings and quality. These cash accounts are located in Macau, a Special Administrative Region ("SAR") of the PRC.

(a) COUNTRY RISK

Wellton revenues are mainly derived from the sale of paper products in the PRC. A downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the financial condition of Wellton.

(b) POLITICAL RISK

Currently, the PRC is in a period of growth and is openly promoting business development in order to bring more business into the PRC. Additionally the PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the ability of Wellton to operate in the PRC could be affected.

(c) PRODUCT RISK

In addition to competing with other companies, Wellton could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that Wellton will remain competitive should this occur.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 3 - SHAREHOLDER LOAN PAYABLE

On various occasions Wellton advances funds to their sole shareholders. These funds are unsecured, non interest bearing and are due upon demand. As of December 31, 2006 and 2005, total advances were $49,998 and $99,974, respectively.

NOTE 4 - COMMITMENTS

AGENCY FEES

Wellton engages the services of Woodland to perform administrative and logistic, banking and accounting functions. Total expenses for the years ended December 31, 2006 and 2005 were $96,000 and $97,000, respectively. Since April 1, 2002,
Wellton has been under contract to pay Woodland $100,000 per year, adjustable according to the workload load of Woodland. Any minor deficiencies in fees due to Woodland have been courteously waived by Woodland. This agreement may be terminated by either party with one months notice.

SALES REPRESENTATIVE

Wellton engages the services of WeiDeng for sales support with their customers. A fixed fee of $240,000 per year has been expensed for the years ended December 31, 2006 and 2005. Wellton had accrued two years of fixed fees totaling $480,000 as of December 31, 2005, subsequently paid in the year ended December 31, 2006. The agreement with WeiDeng may be terminated by either party with one months notice.

EMPLOYMENT CONTRACT

Wellton has only one employee, a general manager, who does not have a member interest in Wellton. This employee was contracted to receive $210,000 annually for the years ended December 31, 2004, 2005 and 2006. The employee subsequent to December 31, 2006 has been working for Wellton under the same payment arrangement under the employment contract. Wellton has accrued two years of salary totaling $420,000 as of December 31, 2005.

                     WELLTON INTERNATIONAL FIBER CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 5 - SUBSEQUENT EVENTS (Unaudited)

On January 16, 2007, Dragon International Group Corp. ("Dragon Nevada"), a Nevada corporation entered into an agreement (the "First Agreement") whereby it agreed to purchase fifty-one (51%) percent of the issued and outstanding common stock (the "Common Stock") of Wellton. This transaction is hereafter referred to as the "Acquisition".

Under the First Agreement, as consideration for fifty-one (51%) percent of Wellton, Dragon Nevada agreed to pay a purchase price (the "Purchase Price") equal to fifty-one (51%) percent of the value of the audited net tangible assets of Wellton, as stated on the audited financial statements of Wellton as of December 31, 2006, but in no case greater than $1,500,000 in the aggregate.

On June 29, 2007, the parties to the First Agreement executed an agreement on substantially the same terms as the First Agreement (the "Final Agreement"), which served to finalize the terms of the transaction. Under the Final Agreement, Dragon Nevada will acquire 51% of Wellton in exchange for 51% of the value of the net tangible assets of Wellton as stated on the Unaudited financial statements as of March 31, 2007. On June 29, 2007 the Acquisition closed; Dragon Nevada acquired 51% of the issued and outstanding common stock of Wellton in exchange for an aggregate of 8,186,029 shares of common stock, valued at $573,022 in the aggregate ("Consideration Stock").

The Purchase Price for the Acquisition was paid in the form of unregistered shares of common stock of Dragon Nevada (the "Consideration Stock"). There are no registration rights attached to the shares of Consideration Stock issued in the Acquisition. Dragon Nevada relied upon the exemption from registration afforded by Section 4(2) promulgated under the Securities Act of 1933, as amended, in its issuance of the Consideration Stock. The Purchase Price was determined based on arm's length negotiations and no finder's fees or commissions of any kind were paid to any party connection with the Acquisition. The number of shares of Consideration Stock was computed by dividing the aggregate Purchase Price by the closing price of Dragon Nevada's common stock on the Over-the-Counter-Bulletin-Board on April 23, 2007, which was $.07 per share. 8,186,029 shares of common stock are to be delivered at the closing date.

Dragon Nevada accounted for the Acquisition using the purchase method of accounting, in accordance with SFAS No. 141, Business Combinations.

                                        DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                               Proforma Consolidated Balance Sheet
                                                          March 31, 2007
                                                                 Dragon            Wellton
                                                              International     International       Proforma          Proforma
                                                                  Group            Fiber          Adjustments       Consolidated
                                                              ------------      ------------      ------------      ------------
                                                               (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
                          ASSETS

Current Assets:
  Cash and cash equivalents .............................     $    205,048      $    114,035     $           -      $    319,083
  Accounts receivable, net of allowance for doubtful
   accounts .............................................        4,067,442         4,797,064                 -         8,864,506
  Inventories ...........................................        4,164,245                 -                 -         4,164,245
  Advances on purchases .................................        2,747,672                 -                 -         2,747,672
  Prepaid expenses and other current assets .............          518,353                 -                 -           518,353
                                                              ------------      ------------      ------------      ------------
    Total current assets ................................       11,702,760         4,911,099                 -        16,613,859

Cash-restricted .........................................          258,368                 -                 -           258,368
Property and equipment, net of accumulated depreciation .        2,505,647                 -                 -         2,505,647
Land use rights-net .....................................        2,568,615                 -                 -         2,568,615
Intangible assets-net ...................................          331,048                 -                 -           331,048
                                                              ------------      ------------      ------------      ------------

                                                              $ 17,366,438      $  4,911,099     $           -      $ 22,277,537
                                                              ============      ============      ============      ============


      LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current Liabilities:
  Notes payable-current portion .........................     $  2,580,331      $          -     $           -      $  2,580,331
  Accounts payable ......................................        5,877,086           832,399                 -         6,709,485
  Accrued expenses ......................................          238,574           112,500                 -           351,074
  Advance from customer .................................            9,251                 -                 -             9,251
  Shareholder loan payable ..............................                -            49,998                 -            49,998
  Dividend payable ......................................                -         1,500,000                 -         1,500,000
  Income tax payable ....................................                -         1,292,630                 -         1,292,630
                                                              ------------      ------------      ------------      ------------
    Total current liabilities ...........................        8,705,242         3,787,527                 -        12,492,769
                                                              ------------      ------------      ------------      ------------

Notes payable-long-term portion .........................           48,000                 -                 -            48,000

Minority interest .......................................                -                 -           550,550  (a)      550,550

Stockholders' (Deficit) Equity:
  Preferred stock ($.001 Par Value; 25,000,000 shares
    authorized; No shares issued and outstanding) .......                -                 -                 -                 -
  Common stock ($.001 Par Value; 200,000,000 shares
    authorized; 96,363,982 issued and outstanding) ......           96,364                 -             8,186  (a)      104,550
  Additional paid-in capital ............................        9,335,763                 -           564,836  (a)    9,900,599
  Share capital, $1.00 par value, 50,000 shares
    authorized, 2 issued and outstanding ................                -                 2                (2) (a)            -
  (Accumulated Deficit) Retained Earnings ...............         (648,991)        1,123,570        (1,123,570) (a)     (648,991)
  Deferred compensation .................................         (594,307)                -                 -          (594,307)
  Other comprehensive income-foreign currency ...........          424,367                 -                 -           424,367
                                                              ------------      ------------      ------------      ------------
    Total stockholders' (deficit) equity ................        8,613,196         1,123,572          (550,550)        9,186,218
                                                              ------------      ------------      ------------      ------------

                                                              $ 17,366,438      $  4,911,099      $         (0)     $ 22,277,537
                                                              ============      ============      ============      ============

                                      See Notes to Unaudited Proforma Financial Statements.

                                                               F-15

                                        DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                                 Proforma Statement of Operations
                                             For the Nine-Months Ended March 31, 2007
                                                           (Unaudited)
                                                                 Dragon            Wellton
                                                              International     International       Proforma          Proforma
                                                                  Group            Fiber          Adjustments       Consolidated
                                                              ------------      ------------      ------------      ------------
                                                               (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Revenues ................................................     $ 13,326,569      $ 15,594,319      $          -      $ 28,920,888
Cost of sales ...........................................       12,202,786        14,418,155                 -        26,620,941
                                                              ------------      ------------      ------------      ------------
Gross profit: ...........................................        1,123,783         1,176,164                 -         2,299,947
                                                              ------------      ------------      ------------      ------------

Operating expenses:
  Stock-based consulting expenses .......................          260,634                 -                 -           260,634
  Selling expenses ......................................          248,244           255,499                 -           503,743
  General and administrative ............................          809,935           388,264                 -         1,198,199
                                                              ------------      ------------      ------------      ------------
    Total operating expenses ............................        1,318,813           643,763                 -         1,962,576
                                                              ------------      ------------      ------------      ------------

Income From Operations ..................................         (195,030)          532,401                 -           337,371

Other income (expense)
  Other income ..........................................           90,270             9,833                 -           100,103
  Interest expenses .....................................         (128,949)            5,836                 -          (123,113)
                                                              ------------      ------------      ------------      ------------
    Total Other Income (Expense) ........................          (38,679)           15,669                 -           (23,010)
                                                              ------------      ------------      ------------      ------------

Net (loss) income before income tax and minority interest         (233,709)          548,070                 -           314,361

  Minority Interest in loss of subsidiary ...............                -                 -          (179,931) (b)     (179,931)
                                                              ------------      ------------      ------------      ------------

Net income (loss) before tax provision ..................         (233,709)          548,070          (179,931)          134,430

  Income tax benefit (expense) ..........................           15,513          (180,863)                -          (165,350)
                                                              ------------      ------------      ------------      ------------

Net income (loss) .......................................     $   (249,222)     $    367,207      $   (179,931)     $    (30,920)
                                                              ============      ============      ============      ============

Net income per common share
  Basic .................................................     $      (0.00)                                         $      (0.00)
                                                              ============                                          ============
  Diluted ...............................................     $      (0.00)                                         $      (0.00)
                                                              ============                                          ============

  Weighted Common shares Outstanding - Basic ............       73,477,296                           8,186,029        81,663,325
                                                              ============                        ============      ============
  Weighted Common shares Outstanding - Diluted ..........       73,477,296                           8,186,029        81,663,325
                                                              ============                        ============      ============

                                      See Notes to Unaudited Proforma Financial Statements.

                                                               F-16

                                        DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                                                 Proforma Statement of Operations
                                                 For the Year Ended June 30, 2006
                                                                 Dragon            Wellton
                                                              International     International       Proforma          Proforma
                                                                  Group            Fiber          Adjustments       Consolidated
                                                              ------------      ------------      ------------      ------------
                                                               (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Revenues ................................................     $ 18,434,087      $ 19,967,772      $          -      $ 38,401,859
Cost of sales ...........................................       16,633,015        18,726,239                 -        35,359,254
                                                              ------------      ------------      ------------      ------------
Gross profit: ...........................................        1,801,072         1,241,534                 -         3,042,606

Operating expenses:
  Stock-based consulting expenses .......................          255,977                 -                 -           255,977
  Selling expenses ......................................          413,912           388,155                 -           802,067
  General and administrative ............................          611,109           623,078                 -         1,234,187
                                                              ------------      ------------      ------------      ------------
    Total operating expenses ............................        1,280,998         1,011,233                 -         2,292,231
                                                              ------------      ------------      ------------      ------------

Income From Operations ..................................          520,074           230,301                 -           750,375

Other income (expense)
  Other income ..........................................          371,854           166,570                 -           538,424
  Debt issuance costs ...................................         (338,091)                -                 -          (338,091)
  Settlement of debt ....................................       (1,326,569)                -                 -        (1,326,569)
  Interest income (expenses) ............................       (1,838,066)            3,462                 -        (1,834,605)
                                                              ------------      ------------      ------------      ------------
    Total Other Income (Expense) ........................       (3,130,872)          170,031                 -        (2,960,841)
                                                              ------------      ------------      ------------      ------------

Net (loss) income before income tax and minority interest       (2,610,798)          400,332                 -        (2,210,467)

  Minority Interest in loss of subsidiary ...............           16,681                 -          (131,360) (b)     (114,679)
                                                              ------------      ------------      ------------      ------------

Net income (loss) before tax provision ..................       (2,594,117)          400,332          (131,360)       (2,325,145)

  Income tax benefit (expense) ..........................                -          (132,250)                -          (132,250)
                                                              ------------      ------------      ------------      ------------

Net income (loss) .......................................     $ (2,594,117)     $    268,082      $   (131,360)     $ (2,457,395)
                                                              ============      ============      ============      ============

Net loss per common share
  Basic .................................................     $      (0.06)                                         $      (0.05)
                                                              ============                                          ============
  Diluted ...............................................     $      (0.06)                                         $      (0.05)
                                                              ============                                          ============

  Weighted Common shares Outstanding - Basic ............       46,349,684                           8,186,029        54,535,713
                                                              ============                        ============      ============
  Weighted Common shares Outstanding - Diluted ..........       46,349,684                           8,186,029        54,535,713
                                                              ============                        ============      ============

                                      See Notes to Unaudited Proforma Financial Statements.

                                                               F-17

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                        MARCH 31, 2007 AND JUNE 30, 2006

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The acquisition by Dragon Nevada of a 51% ownership interest in Wellton, closed on June 29, 2007.

On January 16, 2007, Dragon Nevada entered into an agreement (the "First Agreement") whereby it agreed to purchase fifty-one (51%) percent of the issued and outstanding common stock (the "Common Stock") of Wellton. This transaction is hereafter referred to as the "Acquisition".

Under the First Agreement, as consideration for fifty-one (51%) percent of Wellton, Dragon Nevada agreed to pay a purchase price (the "Purchase Price") equal to fifty-one (51%) percent of the value of the audited net tangible assets of Wellton, as stated on the audited financial statements of Wellton as of December 31, 2006, but in no case greater than $1,500,000 in the aggregate. Agreement is conditional upon the engagement of SEC approved auditor to prepare such financial statements.

On June 29, 2007, the parties to the First Agreement executed an agreement on substantially the same terms as the First Agreement (the "Final Agreement"), which served to finalize the terms of the transaction. Under the Final Agreement, Dragon Nevada will acquire 51% of Wellton in exchange for 51% of the value of the net tangible assets of Wellton as stated on the Unaudited financial statements as of March 31, 2007. On June 29, 2007 the Acquisition closed; Dragon Nevada acquired 51% of the issued and outstanding common stock of Wellton in exchange for an aggregate of 8,186,029 shares of common stock, valued at $573,022 in the aggregate ("Consideration Stock"). The fair value of the common stock is based on the $0.07 quoted trading price of the common stock on April 23, 2007 and amounted to $573,022. The purchase price was determined based on an arm's length negotiation and no finder's fees or commissions were paid in connection with this acquisition.

Wellton operates as an agent of pulp and related paper products. Wellton was formed as a wholly owned subsidiary of York Smooth Limited, a Chinese limited liability company. The Company acts as an agent and supplier for two categories of goods: raw paper pulp and waste paper.

Wellton, a BVI company, has one employee, Kung Ming Kuo. Mr. Kuo acts as our general manager, supervising the operation of third party vendors for sales and administration. Wellton utilizes the services of third parties to conduct its business operations in China. Wellton utilizes Woodland Paper Agency Co., Ltd. for administrative functions such as invoicing, collections, letter of credits, and logistics. Wellton utilizes the services of WeiDeng Shanghai Paper Agency Co., Ltd for sales related efforts. Mr. Kuo operates from the offices of WeiDeng and Woodland spending approximately 75% of his time at WeiDeng and 25% of his time at Woodland. Mr. Kuo monitors the performance of both Woodland and WeiDeng.

Woodland Paper Agency Co., Ltd., a Chinese limited liability company, was formed on April 2002, operating from Hong Kong ("Woodland"). Woodland performs administrative functions such as L/C processing, bookkeeping, logistics and documentation. Wellton pays a fixed fee of $10,000/month as agency fees ($120,000/year) and a management fee of $8,000 a year to Woodland. Woodland is owned by Rebecca Chung and Jeffrey Ho, Ms. Chung holds a 90% ownership interest, and Mr. Ho holds a 10% ownership interest. Rebecca Chung and Jeffrey Ho are not

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                        MARCH 31, 2007 AND JUNE 30, 2006

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION (CONTINUED)

shareholders or employees of Wellton. Woodland has three employees; Rebecca Chung, Jeffrey Ho, and an administrative assistant. Mr. Kuo spends approximately 75% of his time at the offices of Woodland to monitor the activities of Woodland as they relate to Wellton, WeiDeng Shanghai Paper Agency Co., Ltd. ("WeiDeng") a Chinese limited liability company, was founded on February 16, 2002 by Mr. Ming Xu . WeiDeng acts as a sales agent for pulp, paper and related paper products. WeiDeng primarily distributes two products; paper pulp and waste paper. The majority of Wellton customers are located in China. WeiDeng acts as the primary sales agent for Wellton. Mr. Kuo monitors the activities of WeiDeng. WeiDeng has eleven fulltime salespeople. Wellton pays WeiDeng a fixed sales agency fee of $240,000 per year.

Wellton acts as an agent and supplier for two categories of goods: raw paper pulp and waste paper. Wellton customers purchase both products using the services of Wellton. Raw pulp and waste paper are raw materials used to manufacture paper related products such as packaging products, office paper and other paper related products.

Wellton has developed stable relationships with both suppliers and customers. Wellton does not enter into long term contracts in part due to the commodity like nature of our products. The Company maintains its flexibility by utilizing a purchase order system. Mr. Kuo maintains relationships with both customers and suppliers of Wellton. Mr. Kuo communicates with suppliers to obtain current pricing and supply information of various pulp and paper products. Mr. Kuo communicates price and supply updates with customers and WeiDeng salespeople. The function of WeiDeng salespeople is to communicate the market prices with customers on a periodic basis and to assist in the logistics to import paper pulp and waste paper to the PRC.

Typically customers will transmit a purchase order directly to WeiDeng. Once received, WeiDeng will transmit the purchase order to the supplier and inform Woodland of the purchase order. The purchase order stipulates the quantity, price and payment terms. In most cases Wellton receives a letter of credit from the customers, however they occasionally utilize telegraphic transfer (T/T"), document against payment ("D/P"), and documents against acceptance ("D/A") at the time the order is placed with WeiDeng. Woodland will process the letter of credit and monitor the logistics of the shipment delivery, invoice and collections.

Once the purchase order is routed to the supplier, Wellton will pay the supplier via T/T telegraphic transfer within thirty (30) days notice that the goods have been shipped. Materials are shipped under the care of Wellton to the nearest port as designated by the customer. Wellton is the primary obligator, assumes general inventory risk, establishes pricing, and selects suppliers for fulfillment of their sales orders; third party suppliers transport the goods directly to customers of Wellton.

Mr. Kuo joined Wellton International Fiber Corp in February 2002 as general manager. In December 31, 2006, Mr. Kuo entered the employment agreement with the Company for another four years service.Prior to joining Wellton International Fiber Corp, Mr. Kuo was employed by Pacific Millennium Paper Company. Mr. Kuo has 20 years of experience in the paper and pulp industry. Mr. Kuo graduated from Taiwan Marine & Oceanic University in June 1974.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                        MARCH 31, 2007 AND JUNE 30, 2006

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION (CONTINUED)

The unaudited pro forma condensed balance sheet combines balance sheets of Dragon Nevada and Wellton as of March 31, 2007, and gives pro forma effect to the above transaction as if it had occurred as of March 31, 2007. The pro forma statement of operations combines the operations of Dragon Nevada and Wellton for the nine months ended March 31, 2007 and assumes the acquisition of Wellton took place on July 1, 2006. The pro forma statement of operations for the twelve months ended June 30, 2006 assumes the acquisition of Wellton took place on July 1, 2005. The Unaudited pro forma combined condensed financial statements are based upon the historical financial statements of Dragon Nevada and Wellton after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Wellton by Dragon Nevada occurred as of July 1, 2005 or July 1, 2006, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of Dragon Nevada, and the related financial statements for Wellton included in this Form 8-K/A dated July 11, 2007 filed with Securities Exchange Commission.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Wellton. Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition by Dragon Nevada of Wellton, a company organized under the laws of the British Virgin Islands, closed June 29, 2007. Dragon Nevada acquired 51% equity ownership of Wellton in exchange for an aggregate of 8,186,029 shares of its common stock valued at $573,022. The fair value of the consideration stock was based on the $0.07 quoted trading price of the common stock on April 23, 2007 and amounted to $573,022. The purchase price was determined based on arm's length negotiations and no finder's fees or commissions were paid in connection with the acquisition.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                        MARCH 31, 2007 AND JUNE 30, 2006

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION (CONTINUED)

The estimated purchase price and the preliminary adjustments to historical book value of Wellton as a result of the acquisition are as follows

Purchase price:

Purchase price ..................................                   $   573,022

Net Assets Acquired (March 31, 2007):
Total Assets ....................................    $ 4,911,099
Total Liabilities ...............................     (3,787,527)
                                                     -----------
Net Assets ......................................    $ 1,123,572
                                                     -----------

Percentage Acquired .............................             51%
                                                     -----------
Net Assets Acquired (December 31, 2006): ........                       573,022
                                                                    -----------

Purchase price exceeded the net assets acquired .                   $         -
                                                                    ===========


NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

The pro forma adjustments are comprised of the following elements:

Reflects the payment of the purchase consideration totaling $573,022. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired were approximately at their fair market value.

(a) Reflects the payment of purchase consideration totaling $573,022.

(b) Reflects the 49% minority interest portion of the net income of Wellton.